UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2015

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 19, 2015, CME Group Inc. (the "Company" or "CME Group") entered into a multi-currency senior revolving credit facility with certain financial institutions and other persons party thereto as lenders and Bank of America, N.A., as Administrative Agent, Barclays Bank plc, BMO Harris Bank N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citibank, N.A., Wells Fargo Bank, National Association, Bank of China, New York Branch, Credit Suisse AG, and Lloyds Securities Inc., as Co-Syndication Agents, and U.S. Bank National Association, as Documentation Agent, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank plc, BMO Capital Markets Corp., The Bank of Tokyo-Mitsubishi UJF, Ltd., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Bank of China New, York Branch, Credit Suisse Securities (USA) LLC, and Lloyds Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, for such lenders (the "Credit Facility").

The Credit Facility is for $2.25 billion with an option to increase the facility, from time to time, up to $3.0 billion, on an aggregate basis, so long as no default is continuing under the Credit Agreement and with the consent of the lenders providing the additional funds and the agent with respect to the new lenders providing the additional funds.

Under the terms of the Credit Facility, the Company has the ability to issue standby letters of credit in U.S. dollars up to $250 million in the aggregate.

The Credit Facility is voluntarily prepayable from time to time without premium or penalty.

The Credit Facility terminates and all amounts outstanding thereunder plus accrued interest and fees are due and payable in full on March 19, 2020.

The availability of loans under the Credit Facility on and after the closing date is subject to customary conditions, including the absence of any defaults thereunder and the accuracy of the Company’s representations and warranties contained therein in all material respects.

The Credit Facility includes customary representations and warranties, covenants and events of default, including requirements that the Company maintain a minimum consolidated net worth, as well as customary limitations on liens on the assets of the Company and its significant subsidiaries, subsidiary indebtedness and fundamental changes, including mergers and consolidations of the Company and its significant subsidiaries and dispositions of all or substantially all of the consolidated assets of the Company and its subsidiaries.

The Credit Facility replaces that certain Credit Agreement (the "Existing Revolving Credit Agreement"), dated as of January 11, 2011, between the Company, Bank of America, N.A., as Administrative Agent and the lenders party thereto, filed as Exhibit 10.2 to CME Group’s Form 8-K, filed with the SEC on December 5, 2012, File No. 001-31553 (as amended by Amendment No. 1 to the Credit Agreement, dated as of November 30, 2012, filed as Exhibit 10.1 to CME Group’s Form 8-K, filed with the SEC on December 5, 2012, File No. 001-31553 and Amendment No. 2, dated as of November 8, 2013, filed as Exhibit 10.26 to CME Group’s Annual Report on Form 10-K, filed with the SEC on March 3, 2014, File No. 001-31553). It also replaces that certain Credit Agreement (the "Existing Letter of Credit Facility Credit Agreement"), dated as of November 30, 2012, between the Company, Bank of America, N.A., as Administrative Agent and the lenders party thereto, filed as Exhibit 10.2 to CME Group’s Form 8-K, filed with the SEC on December 5. 2012, File No. 001-31553.

The foregoing description of the Credit Facility is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 1.02. In connection with the closing of the Credit Facility, the Existing Revolving Credit Agreement and the Existing Letter of Credit Facility Credit Agreement were terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Credit Agreement, dated as of March 19, 2015, among CME Group Inc., certain financial institutions and other persons party thereto as lenders, and Bank of America, N.A., as Administrative Agent.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

March 24, 2015	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Senior Managing Director, General Counsel & Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 19, 2015, among CME Group Inc., certain financial institutions and other persons party thereto as lenders, and Bank of America, N.A., as Administrative Agent.